                                  [TRUST NAME]

                             DISTRIBUTION AGREEMENT

         Distribution Agreement (the "Agreement") made as of this ____ day of ______________, 2001 by and between [TRUST NAME], a [DELAWARE/MASSACHUSETTS] business trust (the "Trust"), for the series identified on Schedule I attached hereto, as from time to time amended (the "Series"), and DELAWARE DISTRIBUTORS, L.P. (the "Distributor"), a Delaware limited partnership.

                                   WITNESSETH

         WHEREAS, the Trust is an investment company regulated by Federal and State regulatory bodies, and

         WHEREAS, the Distributor is engaged in the business of promoting the distribution of the securities of investment companies and, in connection therewith and acting solely as agent for such investment companies and not as principal, advertising, promoting, offering and selling their securities to the public, and

         WHEREAS, the Trust desires to enter into an agreement with the Distributor as of the date hereof, pursuant to which the Distributor shall serve as the national distributor of each class of each Series identified on Schedule I hereto, as from time to time amended, which Trust, Series and classes may do business under the names set forth on Schedule I hereto or such other names as the Board of Trustees may designate from time to time, on the terms and conditions set forth below.

         NOW, THEREFORE, the parties hereto, intending to be legally bound hereby, agree as follows:

         1. The Trust hereby engages the Distributor to promote the distribution of the shares of each Series and, in connection therewith and as agent for the Trust and not as principal, to advertise, promote, offer and sell shares of each Series to the public.

         2.       (a)      The Distributor agrees to serve as distributor of
                           each Series' shares and, as agent for the Trust and not as principal, to advertise, promote and use its best efforts to sell each Series' shares wherever their sale is legal, either through dealers or otherwise, in such places and in such manner, not inconsistent with the law and the provisions of this Agreement and the Trust's Registration Statement under the Securities Act of 1933, including the Prospectuses contained therein and the Statements of Additional Information contained therein, as may be mutually determined by the Trust and the Distributor from time to time.

                  (b) For the Institutional Class Shares of each Series, the Distributor will bear all costs of financing any activity which is primarily intended to result in the sale of that class of shares, including, but not necessarily limited to, advertising, compensation of underwriters, dealers and sales personnel, the printing and mailing of sales literature and distribution of that class of shares.

                           [INCLUDE THIS PARAGRAPH FOR ALL FUNDS THAT HAVE AN INSTITUTIONAL CLASS (EXCEPT DELAWARE POOLED TRUST; VOYAGEUR FUNDS)]

                           For the shares or classes of shares of each Series, other than the Class A Shares, Class B Shares and Class C Shares of The Real Estate Investment Trust Portfolio, the Distributor will bear all costs of financing any activity which is primarily intended to result in the sale of those shares or classes of shares, including, but not necessarily limited to, advertising, compensation of underwriters, dealers and sales personnel, the printing and mailing of sales literature and distribution of those shares or classes of shares.
                           [INCLUDE THIS PARAGRAPH FOR DELAWARE POOLED TRUST]

                           For the Standard Class Shares of each Series, the Distributor will bear all costs of financing any activity which is primarily intended to result in the sale of that class of shares, including, but not necessarily limited to, advertising, compensation of underwriters, dealers and sales personnel, the printing and mailing of sales literature and distribution of that class of shares.

                           [INCLUDE THIS PARAGRAPH FOR DELAWARE GROUP PREMIUM FUND]

                           For the Class A Shares of each Series, the
                           Distributor will bear all costs of financing any activity which is primarily intended to result in the sale of that class of shares, including, but not necessarily limited to, advertising, compensation of underwriters, dealers and sales personnel, the printing and mailing of sales literature and distribution of that class of shares.

                           [INCLUDE THIS PARAGRAPH FOR DELAWARE GROUP CASH RESERVE AND DELAWARE GROUP TAX-FREE MONEY FUND]

                  (c) For its services as agent for the Class A Shares, Class B Shares, and Class C Shares of each Series, the Distributor shall be entitled to compensation on each sale or redemption, as appropriate, of shares of such classes equal to any front-end or deferred sales charge described in the Prospectus for such Series, as amended and supplemented from time to time and may allow concessions to dealers in such amounts and on such terms as are therein set forth.

                           [INCLUDE THIS PARAGRAPH FOR ALL FUNDS THAT HAVE AN A, B AND C CLASS (EXCEPT DELAWARE POOLED TRUST; DELAWARE GROUP CASH RESERVE; DELAWARE GROUP FOUNDATION FUNDS)]

                           For its services as agent for the Class A Shares, Class B Shares, and Class C Shares of The Real Estate Investment Trust Portfolio, the Distributor shall be entitled to compensation on each sale or redemption, as appropriate, of shares of such classes equal to any front-end or deferred sales charge described in the Prospectus for such Series, as amended and supplemented from time to time and may allow concessions to dealers in such amounts and on such terms as are therein set forth.
                           [INCLUDE THIS PARAGRAPH FOR DELAWARE POOLED TRUST]

                           For its services as agent for the Class B Shares and Class C Shares of each Series, the Distributor shall be entitled to compensation on each sale or redemption, as appropriate, of shares of such classes equal to any front-end or deferred sales charge described in the Prospectus for such Series, as amended and supplemented from time to time and may allow concessions to dealers in such amounts and on such terms as are therein set forth.
                           [INCLUDE THIS PARAGRAPH FOR DELAWARE GROUP CASH RESERVE]

                  (d) For the Class A Shares, Class B Shares, and Class C Shares of each Series, the Trust shall, in addition, compensate the Distributor for its services as provided in the Distribution Plan as adopted on behalf of the Class A Shares, Class B Shares, and Class C Shares, respectively, pursuant to Rule 12b-1 under the Investment Company Act of 1940 (the "Plans"), copies of which as presently in force are attached hereto as Exhibits and at the rates set forth on Schedule I hereto, as from time to time amended, or at such lower rates as may be set from time to time by the Board in agreement with the Trust. [INCLUDE THIS PARAGRAPH FOR ALL FUNDS THAT HAVE AN A, B AND C CLASS (EXCEPT DELAWARE POOLED TRUST; VOYAGEUR FUNDS; DELAWARE GROUP CASH RESERVE; DELAWARE GROUP FOUNDATION FUNDS)]

                           For the Class A Shares, Class B Shares, and Class C Shares of The Real Estate Investment Trust Portfolio, the Trust shall, in addition, compensate the Distributor for its services as provided in the Distribution Plan as adopted on behalf of the Class A Shares, Class B Shares, and Class C Shares of The Real Estate Investment Trust Portfolio, respectively, pursuant to Rule 12b-1 under the Investment Company Act of 1940 (the "Plans"), copies of which as presently in force are attached hereto as an Exhibit and at the rates set forth on Schedule I hereto, as from time to time amended, or at such lower rates as may be set from time to time by the Board in agreement with the Trust.
                           [INCLUDE THIS PARAGRAPH FOR DELAWARE POOLED TRUST]

                           For the Service Class Shares of each Series, the Trust shall, in addition, compensate the Distributor, certain insurance companies or others for services as provided in the Distribution Plan as adopted on behalf of the Class 2 Shares, pursuant to Rule 12b-1 under the Investment Company Act of 1940 (the "Plans"), a copy of which as presently in force is attached hereto as an Exhibit and at the rates set forth on Schedule I hereto, as from time to time amended, or at such lower rates as may be set from time to time by the Board in agreement with the Trust.
                           [INCLUDE THIS PARAGRAPH FOR DELAWARE GROUP PREMIUM FUND]

                           For the Class B Shares, Class C Shares, and
                           Consultant Class Shares of each Series, the Trust shall, in addition, compensate the Distributor for its services as provided in the Distribution Plan as adopted on behalf of the Class B Shares, Class C Shares, and Consultant Class Shares, respectively, pursuant to Rule 12b-1 under the Investment Company Act of 1940 (the "Plans"), copies of which as presently in force are attached hereto as Exhibits and at the rates set forth on Schedule I hereto, as from time to time amended, or at such lower rates as may be set from time to time by the Board in agreement with the Trust.
                           [INCLUDE THIS PARAGRAPH FOR DELAWARE GROUP CASH RESERVE]

                           For the Class A Shares, Class B Shares, Class C Shares, and, where applicable, the Consultant Class Shares of each Series, the Trust shall, in addition, compensate the Distributor for its services as provided in the Distribution Plan as adopted on behalf of the Class A Shares, Class B Shares, Class C Shares, and, where applicable, the Consultant Class Shares, respectively, pursuant to Rule 12b-1 under the Investment Company Act of 1940 (the "Plans"), copies of which as presently in force are attached hereto as Exhibits and at the rates set forth on
                           Schedule I hereto, as from time to time amended, or at such lower rates as may be set from time to time by the Board in agreement with the Trust.
                           [INCLUDE THIS PARAGRAPH FOR DELAWARE GROUP FOUNDATION FUNDS]

                           For the Consultant Class Shares of each Series, the Trust shall compensate the Distributor for its services as provided in the Distribution Plan as adopted on behalf of the Consultant Class Shares, pursuant to Rule 12b-1 under the Investment Company Act of 1940 (the "Plans"), a copy of which as presently in force is attached hereto as an Exhibit and at the rates set forth on Schedule I hereto, as from time to time amended, or at such lower rates as may be set from time to time by the Board in agreement with the Trust.
                           [INCLUDE THIS PARAGRAPH FOR DELAWARE GROUP TAX-FREE MONEY FUND]

                           For the Class A Shares, Class B Shares, Class C Shares, and Institutional Class Shares of each Series, the Trust shall, in addition, compensate the Distributor for its services as provided in the Distribution Plan as adopted on behalf of the Class A Shares, Class B Shares, Class C Shares, and Institutional Class Shares, respectively, pursuant to Rule 12b-1 under the Investment Company Act of 1940 (the "Plans"), copies of which as presently in force are attached hereto as, respectively, Exhibit "A," "B," "C," and "D" and at the rates set forth on
                           Schedule I hereto, as from time to time amended, or at such lower rates as may be set from time to time by the Board in agreement with the Trust.
                           [INCLUDE THIS PARAGRAPH FOR VOYAGEUR FUNDS]

         3.       (a)      The Trust agrees to make available for sale by
                           the Trust through the Distributor all or such part of the authorized but unissued shares of beneficial interest of the Series as the Distributor shall require from time to time and, except as provided in Paragraph 3(b) hereof, the Trust will not sell
                           Series' shares other than through the efforts of the Distributor.

                  (b) The Trust reserves the right from time to time (1) to sell and issue shares other than for cash; (2) to issue shares in exchange for substantially all of the assets of any corporation or trust, or in exchange of shares of any corporation or trust; (3) to pay stock dividends to its shareholders, or to pay dividends in cash or shares of beneficial interest at the option of its shareholders, or to sell shares of beneficial interest to existing shareholders to the extent of dividends payable from time to time in cash, or to split up or combine its outstanding shares; (4) to offer shares for cash to its shareholders as a whole, by the use of transferable rights or otherwise, and to sell and issue shares pursuant to such offers; and
                           (5) to act as its own distributor in any jurisdiction in which the Distributor is not registered as a broker-dealer.

         4. The Distributor may, at its expense, select and contract with one or more registered broker-dealers to perform some or all of the services for a Series for which it is responsible under this agreement. The Distributor will be responsible for paying the compensation, if any, to any such broker-dealer for its services with respect to the Series. The Distributor may terminate the services of any such broker-dealer at any time in its sole discretion, and shall at such time assume the responsibilities of such broker-dealer unless or until a replacement is selected and approved by the Board of Trustees. The Distributor will continue to have responsibility for all distribution-related services furnished by any such broker-dealer.

         5.       The Trust warrants the following:

                  (a) The Trust is, or will be, a properly registered investment company, and any and all Series' shares which it will sell through the Distributor are, or will be, properly registered with the Securities and Exchange Commission ("SEC").

                  (b) The provisions of this Agreement do not violate the terms of any instrument by which the Trust is bound, nor do they violate any law or regulation of any body having jurisdiction over the Trust or its property.

         6.       (a)      The Trust will supply to the Distributor a conformed
                           copy of the Registration Statement and all amendments thereto, including all exhibits and each Prospectus and Statement of Additional Information.

                  (b) The Trust will register or qualify the Series' shares for sale in such states as is deemed desirable.

                  (c)      The Trust, without expense to the Distributor:

                           (1)      will give and continue to give such
                                    financial statements and other information as may be required by the SEC or the proper public bodies of the states in which the Series' shares may be qualified;

                           (2) from time to time, will furnish to the Distributor as soon as reasonably practicable true copies of its periodic reports to shareholders;

                           (3) will promptly advise the Distributor in person or by telephone or telegraph, and promptly confirm such advice in writing, (a) when any amendment or supplement to the Registration Statement becomes effective,
                                    (b) of any request by the SEC for amendments or supplements to the Registration Statement or the Prospectuses or for additional information, and (c) of the issuance by the SEC of any Stop Order suspending the effectiveness of the Registration Statement, or the initiation of any proceedings for that purpose;

                           (4) if at any time the SEC shall issue any Stop Order suspending the effectiveness of the Registration Statement, will make every reasonable effort to obtain the lifting of such order at the earliest possible moment;

                           (5) will from time to time, use its best effort to keep a sufficient supply of Series' shares authorized, any increases being subject to the approval of shareholders as may be required; [INCLUDE THIS PARAGRAPH FOR ALL FUNDS IN CORPORATE FORM]

                           (6) before filing any further amendment to the Registration Statement or to any Prospectus, will furnish to the Distributor copies of the proposed amendment and will not, at any time, whether before or after the effective date of the Registration Statement, file any amendment to the Registration Statement or supplement to any Prospectus of which the Distributor shall not previously have been advised or to which the Distributor shall reasonably object (based upon the accuracy or completeness thereof) in writing;

                           (7) will continue to make available to its shareholders (and forward copies to the Distributor) of such periodic, interim and any other reports as are now, or as hereafter may be, required by the provisions of the Investment Company Act of 1940, as amended; and

                           (8) will, for the purpose of computing the offering price of each class of each Series' shares, advise the Distributor within two hours after the close of the New York Stock Exchange (or as soon as practicable thereafter) on each business day upon which the New York Stock Exchange may be open of the net asset value per share of each class of each Series' shares of beneficial interest outstanding, determined in accordance with any applicable provisions of law and the provisions of the Agreement and Declaration of Trust, as amended, of the Trust as of the close of business on such business day. In the event that prices are to be calculated more than once daily, the Trust will promptly advise the Distributor of the time of each calculation and the price computed at each such time.

         7. The Distributor agrees to submit to the Trust, prior to its use, the form of all sales literature proposed to be generally disseminated by or for the Distributor, all advertisements proposed to be used by the Distributor, all sales literature or advertisements prepared by or for the Distributor for such dissemination or for use by others in connection with the sale of the Series' shares, and the form of dealers' sales contract the Distributor intends to use in connection with sales of the Series' shares. The Distributor also agrees that the Distributor will submit such sales literature and advertisements to the NASD, SEC or other regulatory agency as from time to time may be appropriate, considering practices then current in the industry. The Distributor agrees not to use such form of dealers' sales contract or to use or to permit others to use such sales literature or advertisements without the written consent of the Trust if any regulatory agency expresses objection thereto or if the Trust delivers to the Distributor a written objection thereto.

         8. The purchase price of each share sold hereunder shall be the offering price per share mutually agreed upon by the parties hereto and, as described in the Trust's Prospectuses, as amended from time to time, determined in accordance with any applicable provision of law, the provisions of its Agreement and Declaration of Trust and the Conduct Rules of NASD Regulation, Inc.

         9. The responsibility of the Distributor hereunder shall be limited to the promotion of sales of Series' shares. The Distributor shall undertake to promote such sales solely as agent of the Trust, and shall not purchase or sell such shares as principal. Orders for Series' shares and payment for such orders shall be directed to the Trust's agent, Delaware Service Company, Inc., for acceptance on behalf of the Trust. The Distributor is not empowered to approve orders for sales of Series' shares or accept payment for such orders. Sales of Series' shares shall be deemed to be made when and where accepted by Delaware Service Company, Inc. on behalf of the Trust.

         10. With respect to the apportionment of costs between the Trust and the Distributor of activities with which both are concerned, the following will apply:

                  (a) The Trust and the Distributor will cooperate in preparing the Registration Statements, the Prospectuses, the Statements of Additional Information, and all amendments, supplements and replacements thereto. The Trust will pay all costs incurred in the preparation of the Trust's Registration Statement, including typesetting, the costs incurred in printing and mailing Prospectuses and Annual, Semi-Annual and other financial reports to its own shareholders and fees and expenses of counsel and accountants.

                  (b) The Distributor will pay the costs incurred in printing and mailing copies of Prospectuses to prospective investors.

                  (c) The Distributor will pay advertising and promotional expenses, including the costs of literature sent to prospective investors.

                  (d) The Trust will pay the costs and fees incurred in registering or qualifying the Series' shares with the various states and with the SEC.

                  (e) The Distributor will pay the costs of any additional copies of Trust financial and other reports and other Trust literature supplied to the Distributor by the Trust for sales promotion purposes.

         11. The Distributor may engage in other business, provided such other business does not interfere with the performance by the Distributor of its obligations under this Agreement.

         12. The Trust agrees to indemnify, defend and hold harmless from the assets of the relevant Series the Distributor and each person, if any, who controls the Distributor within the meaning of Section 15 of the Securities Act of 1933, from and against any and all losses, damages, or liabilities to which, jointly or severally, the Distributor or such controlling person may become subject, insofar as the losses, damages or liabilities arise out of the performance of its duties hereunder, except that the Trust shall not be liable for indemnification of the Distributor or any controlling person thereof for any liability to the Trust or its shareholders to which they would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of their duties under this Agreement.

         13. Copies of financial reports, Registration Statements and Prospectuses, as well as demands, notices, requests, consents, waivers, and other communications in writing which it may be necessary or desirable for either party to deliver or furnish to the other will be duly delivered or furnished, if delivered to such party at its address shown below during regular business hours, or if sent to that party by registered mail or by prepaid telegram filed with an office or with an agent of Western Union or another nationally recognized telegraph service, in all cases within the time or times herein prescribed, addressed to the recipient at One Commerce Square, Philadelphia, Pennsylvania 19103, or at such other address as the Trust or the Distributor may designate in writing and furnish to the other.

         14. This Agreement shall not be assigned, as that term is defined in the Investment Company Act of 1940, by the Distributor and shall terminate automatically in the event of its attempted assignment by the Distributor. This Agreement shall not be assigned by the Trust without the written consent of the Distributor signed by its duly authorized officers and delivered to the Trust. Except as specifically provided in the indemnification provision contained in Paragraph 11 herein, this Agreement and all conditions and provisions hereof are for the sole and exclusive benefit of the parties hereto and their legal successors and no express or implied provision of this Agreement is intended or shall be construed to give any person other than the parties hereto and their legal successors any legal or equitable right, remedy or claim under or in respect of this Agreement or any provisions herein contained.

         15.      (a)      This Agreement shall be executed and become effective
                           as of the date first written above, and shall become effective with respect to a particular Series as of the effective date set forth in Schedule I for that Series. It shall remain in force for a period of two years from the date hereof for each Series and from year to year thereafter, but only so long as such continuance is specifically approved at least annually by the Board of Trustees or, with respect to each Series, by vote of a majority of the outstanding voting securities of that Series and only if the terms and the renewal thereof have been approved by the vote of a majority of the Trustees of the Trust who are not parties hereto or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval.

                  (b) The Distributor may terminate this Agreement as to any Series on written notice to the Trust at any time in case the effectiveness of the Registration Statement shall be suspended, or in case Stop Order proceedings are initiated by the SEC in respect of the Registration Statement and such proceedings are not withdrawn or terminated within thirty days. The Distributor may also terminate this Agreement as to any Series at any time by giving the Trust written notice of its intention to terminate the Agreement at the expiration of three months from the date of delivery of such written notice of intention to the Trust.

                  (c) The Trust may terminate this Agreement as to any Series at any time on at least thirty days' prior written notice to the Distributor (1) if proceedings are commenced by the Distributor or any of its partners for the Distributor's liquidation or dissolution or the winding up of the Distributor's affairs; (2) if a receiver or trustee of the Distributor or any of its property is appointed and such appointment is not vacated within thirty days thereafter; (3) if, due to any action by or before any court or any federal or state commission, regulatory body, or administrative agency or other governmental body, the Distributor shall be prevented from selling securities in the United States or because of any action or conduct on the Distributor's part, sales of the shares are not qualified for sale. The Trust may also terminate this Agreement as to any Series at any time upon prior written notice to the Distributor of its intention to so terminate at the expiration of three months from the date of the delivery of such written notice to the Distributor.

         16. The validity, interpretation and construction of this Agreement, and of each part hereof, will be governed by the laws of the Commonwealth of Pennsylvania.

         17. In the event any provision of this Agreement is determined to be void or unenforceable, such determination shall not affect the remainder of the Agreement, which shall continue to be in force.


                                        DELAWARE DISTRIBUTORS, L.P.

                                        By:      DELAWARE DISTRIBUTORS, INC.,
                                                 General Partner


                                        By:
                                             ----------------------------------
                                      Name:
                                             ----------------------------------
                                     Title:
                                             ----------------------------------

                                        [TRUST NAME] on behalf of the Series
                                        listed on Schedule I


                                        By:
                                             ----------------------------------
                                      Name:
                                             ----------------------------------
                                    Title:
                                             ----------------------------------